Exhibit 99.1

NEWS RELEASE

GRAY ANNOUNCES CLOSING OF OFFERING OF

$1,300.0 MILLION OF 5.375% SENIOR NOTES DUE 2031

Atlanta, Georgia – November 9, 2021. . . Gray Television, Inc. (“Gray”) (NYSE: GTN) announced today that it has completed its previously announced offering of $1,300.0 million in aggregate principal amount of 5.375% senior notes due 2031 (the “Notes”) by Gray Escrow II, Inc., a special purpose wholly owned subsidiary of Gray (the “Escrow Issuer”). The Notes were issued at 100.000% of par.

At closing, the proceeds of the Notes were funded into an escrow account. The Notes were sold to finance, together with cash on hand and anticipated borrowings under Gray’s senior credit facility, Gray’s pending merger with Meredith Corporation (“Meredith”), pursuant to which Gray will acquire Meredith’s local media group, immediately after and subject to Meredith’s spin-off of its national media group to the Meredith shareholders (the “Meredith Acquisition”), which is expected to close prior to Gray’s 2021 fiscal year end. If the Meredith Acquisition is consummated and certain other conditions are satisfied, the net proceeds from the offering will be released from the escrow account to fund the Meredith Acquisition, the Escrow Issuer will merge with and into Gray, and Gray will become the primary obligor under the Notes (the “Assumption”).

Following the Assumption, the Notes will be guaranteed, jointly and severally, by each existing and future restricted subsidiary of Gray that guarantees Gray’s existing senior credit facility.

Interest on the Notes accrues from November 9, 2021 and is payable semiannually, on May 15 and November 15 of each year, commencing May 15, 2022. The Notes mature on November 15, 2031.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933 or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption therefrom. The Notes were offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains certain forward-looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact, and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s ability to complete its pending acquisition of Meredith Corporation’s local media group or other pending transactions on the terms and within the timeframe currently contemplated, any material regulatory or other unexpected requirements in connection therewith, and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.gray.tv. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this communication beyond the date hereof, whether as a result of new information, future events or otherwise.

Gray Contacts:

www.gray.tv

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333